UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

Jacobs Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7463	88-1121891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Bryan Street, Suite 3500 Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ Telephone Number, including Area Code: (214) 583-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As further described in Item 2.01 of this Report, on September 27, 2024, Jacobs Solutions Inc. (“Jacobs”), announced that Jacobs, Amazon Holdco Inc. a Delaware corporation and prior to the Merger (as defined below) a wholly owned subsidiary of Jacobs, which has been renamed Amentum Holdings, Inc. in connection with the Merger (“SpinCo”), Amentum Parent Holdings LLC (“Amentum”) and Amentum Joint Venture LP, the sole equityholder of Merger Partner (“Amentum Equityholder”) have consummated the previously announced spin-off of SpinCo and combination of SpinCo with Amentum.

Tax Matters Agreement

On September 27, 2024, in connection with the Transactions (as defined below), Jacobs, SpinCo, Amentum and Amentum Equityholder entered into a Tax Matters Agreement which governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the retention of records, the control of audits and other tax proceedings and other matters regarding taxes, including cooperation and information sharing with respect to tax matters.

A summary of the Tax Matters Agreement can be found in the section entitled “Certain Relationships and Related Party Transactions” in the information statement of SpinCo, dated September 18, 2024, filed with the Securities and Exchange Commission (“SEC”) as Exhibit 99.1 to Jacobs’ Current Report on Form 8-K on September 18, 2024. The summary of the Tax Matters Agreement is only a summary and is qualified in its entirety by reference to the full text of the Tax Matters Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 27, 2024, Jacobs completed the previously announced Reverse Morris Trust transaction contemplated by (i) that certain Agreement and Plan of Merger, dated as of November 20, 2023 (as amended on August 26, 2024, the “Merger Agreement”), by and among Jacobs, SpinCo, Amentum and Amentum Equityholder, (ii) that certain Separation and Distribution Agreement, dated as of November 20, 2023 (the “Separation Agreement”), by and among Jacobs, SpinCo, Amentum and Amentum Equityholder and (iii) certain other agreements in connection with the proposed transactions contemplated by the Merger Agreement and the Separation Agreement.

As part of those transactions, (1) Jacobs transferred its Critical Mission Solutions business (“CMS”) and portions of the Divergent Solutions (“DVS”) business (referred to herein as the Cyber & Intelligence business (“C&I”) and together with CMS referred to as the “SpinCo Business”), to SpinCo (the “Separation”), (2) Jacobs distributed to its stockholders 124,084,108 shares of common stock, par value $0.01 per share, of SpinCo (the “SpinCo Common Stock”) held by Jacobs by way of a pro rata distribution such that each holder of shares of common stock, par value $1.00 per share, of Jacobs (the “Jacobs Common Stock”) was entitled to receive one share of SpinCo Common Stock for each share of Jacobs Common Stock held as of the record date, September 23, 2024 (the “Distribution”), and (3) Amentum merged with and into SpinCo, with SpinCo surviving the merger (the “Merger” and together with the Separation and the Distribution, the “Transactions”). As a result of the Transactions, SpinCo is now an independent public company and SpinCo Common Stock is listed on the New York Stock Exchange under the symbol “AMTM.”

Immediately following the completion of the Transactions, Jacobs’ shareholders own approximately 51%, Jacobs owns approximately 7.5%, and Amentum Equityholder owns approximately 37% of the issued and outstanding shares of SpinCo Common Stock. An additional amount of approximately 4.5% of SpinCo Common Stock (the “contingent consideration”) has been placed in escrow, to be released and delivered in the future to Jacobs and its shareholders or to Amentum Equityholder, depending on the achievement of certain fiscal year 2024 operating profit targets by the SpinCo Business. To the extent Jacobs and its shareholders become entitled to any portion of the contingent consideration, the first 0.5% of the contingent consideration will be released from escrow and delivered to Jacobs. Any further contingent consideration to which Jacobs and its shareholders may become entitled will be distributed on a pro rata basis to Jacobs’ shareholders as of a record date to be determined in the future. In all, Jacobs and its shareholders are expected to own between 58.5% and 63% of the issued and outstanding shares of SpinCo Common Stock, including any contingent consideration to which Jacobs and its shareholders may become entitled. Any shares of contingent consideration to which Jacobs and its shareholders do not become entitled will be delivered to Amentum Equityholder. Jacobs intends to dispose of its remaining equity stake in SpinCo within 12 months of the Distribution.

For additional information regarding SpinCo, please refer to the Form 10 and the information statement included therein and the final information statement made available in connection with the Transactions, which was filed with the SEC by Jacobs as Exhibit 99.1 to its Current Report on Form 8-K dated September 18, 2024.

The Merger Agreement was filed as Exhibit 2.1, and the Separation Agreement was filed as Exhibit 2.2, to the Current Report on Form 8-K filed by Jacobs on November 21, 2023, and both are, along with the descriptions of the same, contained in Item 1.01 of such Form 8-K. The Amendment to Agreement and Plan of Merger was filed as Exhibit 2.2 to the Form 10 filed by SpinCo on August 26, 2024, and the description of the same is contained in the section entitled “Certain Relationships and Related Party Transactions” in the final information statement filed by Jacobs as Exhibit 99.1 to its Current Report on Form 8-K dated

September 18, 2024. Each of the Merger Agreement, the Amendment to Agreement and Plan of Merger and the Separation Agreement are incorporated herein by reference.

Jacobs has attached as Exhibit 99.1 unaudited pro forma consolidated financial information to illustrate the pro forma effects of the Separation and Distribution.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors and Committees of the Company

In connection with the consummation of the Transactions, each of Steven J. Demetriou, General Vincent K. Brooks, General Ralph E. Eberhart, Barbara L. Loughran and Christopher M.T. Thompson resigned as directors of Jacobs to join the board of directors of SpinCo.

Executive Officers of the Company

Additionally, effective as of September 27, 2024, Stephen A. Arnette resigned his position of Executive Vice President and President of the Critical Mission Solutions Business with Jacobs, to become the Chief Operating Officer of SpinCo.

Item 8.01	Other Events.

On September 27, 2024, in connection with the completion of the Transactions, Jacobs received a cash payment from SpinCo of approximately $0.9 billion which is subject to certain adjustments based on the levels of cash, debt and working capital in the SpinCo Business.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated financial information of Jacobs required by Article 11 of Regulation S-X is attached hereto and is incorporated by reference herein. The unaudited pro forma consolidated balance sheet of Jacobs as of June 28, 2024 and the unaudited pro forma consolidated statements of earnings of Jacobs for the nine months ended June 28, 2024 and the fiscal years ended September 29, 2023, September 30, 2022 and October 1, 2021 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

10.1	Tax Matters Agreement, dated as of September 27, 2024, by and among Jacobs Solutions Inc., Amentum Holdings, Inc., Amentum Parent Holdings LLC and Amentum Joint Venture LP

99.1	Unaudited pro forma consolidated financial information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS SOLUTIONS INC.

By:	/s/ Robert V. Pragada
Name:	Robert V. Pragada
Title:	Chair and Chief Executive Officer

Date: September 30, 2024